Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS THAT we, the undersigned Directors of State Street Bank and Trust Company of New Hampshire, hereby appoint Shawn P. Currier, Beth M. Halberstadt, Gary E. Jenkins and Philip Lussier, and each of them severally, as attorneys and agents for the undersigned with full power to them, and each of them, for and in the name, place and stead of the undersigned, until revoked in writing, to sign and file with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Annual Report on Form 10-K (the “Form 10-K”) of the American Bar Association Members/State Street Collective Trust (the “Collective Trust”) for the fiscal year ended December 31, 2006, and any and all amendments, applications, instruments and other documents to be filed with the Commission pertaining to the Form 10-K, and generally with full power and authority to do and perform any and all such acts and things whatsoever requisite or desirable in the names and in the capacities of the undersigned to enable State Street Bank and Trust Company of New Hampshire and the Collective Trust to comply with the provisions of the Exchange Act. This Power of Attorney may be executed in any number of counterparts, all of which together shall constitute one and the same document.

Witness our hands as of February 13, 2007.

Signature	Capacity

/s/ Beth M. Halberstadt Beth M. Halberstadt	Director of State Street Bank and Trust Company of New Hampshire

/s/ Scott W. Olson Scott W. Olson	Director of State Street Bank and Trust Company of New Hampshire

/s/ Daniel J. Bouchard Daniel J. Bouchard	Director of State Street Bank and Trust Company of New Hampshire

/s/ Nancy E. Grady Nancy E. Grady	Director of State Street Bank and Trust Company of New Hampshire

/s/ Gary E. Jenkins Gary E. Jenkins	Director of State Street Bank and Trust Company of New Hampshire

/s/ Thomas P. Kelly Thomas P. Kelly	Director of State Street Bank and Trust Company of New Hampshire

/s/ Karen E. Kruck Karen E. Kruck	Director of State Street Bank and Trust Company of New Hampshire

/s/ Nancy H. Loucks Nancy H. Loucks	Director of State Street Bank and Trust Company of New Hampshire

/s/ William F. Weihs William F. Weihs	Director of State Street Bank and Trust Company of New Hampshire